UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 17, 2004

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-23657	51-0315860
(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

110 West 9th Street #453, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (302) 575-7302

ITEM 5.  OTHER EVENTS

On June 16, 2004, Registrant filed a Motion with the US Bankruptcy Court in the District of Delaware announcing that it has reached an agreement to sell 100%  of the equity of Aplicaciones Techicas de la Encergia, S.L.(Atersa), its Spanish subsidiary, to Elecnor, S.A.., (Elecnor) a Spanish concern.

The transaction with Elecnor will be subject to competitive bidding and Bankruptcy Court approval.  If approved, the parties hope to close in the early part of third quarter 2004.  AstroPower sold certain of its US business assets to GE Energy in the first quarter of 2004. The sale of Atersa is the last major asset to be sold by AstroPower. On February 1, 2004, AstroPower filed for a voluntary petition for relief under Chapter 11, of the United States Code in the District of Delaware. The net proceeds from the sale to Elecnor coupled with the net sales proceeds from the sale to GE Energy will be used to repay some of the Company’s outstanding obligations. Management anticipates that the combined proceeds will be sufficient to allow at least a modest return to the Company’s unsecured creditors, although it is unlikely that there will be any return to the Company’s shareholders.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AstroPower, Inc.
(Registrant)

Date: February 2, 2004	By:	/s/ Carl H. Young III
Carl H. Young III Interim Chief Executive Officer